EXHIBIT 99.1

QUALIFICATION

San Francisco, April 5, 2007 - HandHeld Entertainment, Inc. (NASDAQ: ZVUE), a global digital-media-to-go company, announced today that its financial statements for the year ended December 31, 2006 and included in its Annual Report on Form 10-KSB filed on April 2, 2007, contained a going concern qualification received from its independent auditors, Salberg & Company, P.A. This announcement is being made to comply with Nasdaq Marketplace Rule 4350(b)(1)(B), which requires separate disclosure of receipt of an audit opinion that contains a going concern qualification. This announcement does not represent any change or amendment to Handheld’s 2006 financial statements or to its Annual Report on Form 10-KSB. Further information regarding the going concern qualification is contained in Handheld’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

About HandHeld
HandHeld Entertainment (NASDAQ: ZVUE) is a global digital-media-to-go company. Its network of Web sites (Putfile.com™, YourDailyMedia.com™, FunMansion.com™, Dorks.com™, UnOriginal.co.uk™ and ZVUE.com) now house more than 500,000 user-generated and premium videos in total - videos available for purchase or free viewing. Its ZVUE personal media players are mass-market priced and available for purchase online and currently in more than 2,200 Wal-Mart stores throughout the U.S. For more information, visit www.hheld.com.
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HandHeld Entertainment, ZVUE.com, Putfile.com, YourDailyMedia.com, FunMansion.com, Dorks.com, UnOriginal.co.uk and ZVUE are trademarks of HandHeld Entertainment. All other trademarks are property of their respective owners.

Safe Harbor Statement
Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products and service offerings, change in product and service mix, decreasing reliance for financial results on consumer electronics product sales, ability to monetize, grow users and obtain synergies from acquired user-generated content providers, ability to integrate acquisitions, the effectiveness, profitability, and marketability of such products and services, the ability to protect proprietary information, the impact of current, pending, or future legislation and regulation on the industry, the impact of competitive products, services, pricing or technological changes and the effect of general economic and business conditions. Additional risks and forward looking statements are set forth from time to time in the Company’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, and other filed reports. All forward-looking statements included in this release are made as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.

INVESTOR CONTACT:
Scott Wilson, The Blueshirt Group, 415-489-2188, scott@blueshirtgroup.com

MEDIA CONTACT:
David Politis, Politis Communications, 801-523-3730, dpolitis@politis.com, or
Jonathan Bacon, Politis Communications, 801-523-3730, jbaco